UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 27, 2025

UTG, INC
(Exact name of registrant as specified in its charter)
Delaware	0-16867	20-2907892
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 North Depot Street, Stanford, Kentucky	40484
(Address of principal executive offices)	(Zip Code)
(Registrant's telephone number, including area code) 217-241-6300

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 – Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of UTG, Inc. was held on June 27, 2025 at which the following matters were submitted to a vote of shareholders:

(a)	Votes regarding the election of seven directors:

Name	For	Withheld	Broker Non-Votes
Jesse T. Correll	2,055,552	830	299,594
Preston H. Correll	2,055,552	830	299,594
John M. Cortines	2,055,552	830	299,594
Thomas F. Darden, II	2,055,552	830	299,594
Howard L. Dayton, Jr.	5,055,510	872	299,594
Thomas E. Harmon	2,055,552	830	299,594
Gabriel J. Molnar	2,055,552	830	299,594

(b)	Votes regarding the proposed UTG, Inc. stock option plan:

For	Against	Abstain
2,051,426	2,196	2,760

(c)	Votes regarding the non-binding, advisory basis, compensation of the Company’s named executive officers:

For	Against	Abstain
                2,050,186                             2,836   3,360

(d)	Votes regarding the non-binding, advisory vote on the frequency of future non-binding, advisory votes on the compensation of the Company’s named executive officers:

  __ 1 year__          __ 2 years__      3 years      Abstain__
                     2,030,134                      2,612                          11,168                12,468

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTG, INC.

Date: June 27, 2025	By:	/s/ Theodore C. Miller
Theodore C. Miller
Senior Vice President
and Chief Financial Officer